SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PULMONX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PULMONX CORPORATION

700 Chesapeake Drive

Redwood City, California 94063

(650) 364-0400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 26, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Pulmonx Corporation, a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, May 26, 2022 at 8:00 a.m. Pacific Daylight Time. Due to the COVID-19 pandemic, the Annual Meeting will be held virtually via a live webcast at https://web.lumiagm.com/283348179 (password pulmonx22) to provide a safe experience for our stockholders and employees.

At or before the Annual Meeting, stockholders are invited to consider and vote upon the following matters:

1.

To elect each of the Board of Director’s two nominees, Richard M. Ferrari and Daniel P. Florin, as a Class II director, to hold office until the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal;

2.	To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	To conduct a non-binding advisory vote to approve the Company’s executive compensation;

4.	To conduct a non-binding advisory vote on the frequency of future advisory votes to approve the Company’s executive compensation; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Our Board of Directors has fixed the close of business on April 11, 2022 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The accompanying proxy materials include instructions on how to attend the Annual Meeting and how you may vote your shares.

Your vote is important. Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance to ensure that your vote will be represented at the Annual Meeting. To vote online, visit https://www.voteproxy.com and enter the control number found in your Notice of Internet Availability of Proxy Materials, or, if you requested printed copies of the proxy materials, you may vote by phone or by mail. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a legal proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 26, 2022:

This Notice of Annual Meeting, Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available at https://investors.pulmonx.com.

By Order of the Board of Directors

/s/ David Lehman

David Lehman

Secretary

700 Chesapeake Drive

Redwood City, California 94063

April 15, 2022

PULMONX CORPORATION

700 Chesapeake Drive

Redwood City, California 94063

(650) 364-0400

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

May 26, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet, or in some cases, by delivery of printed versions of these materials to you by mail. Accordingly, we have sent you this proxy statement or a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Pulmonx Corporation (referred to herein as “Pulmonx,” the “Company,” “we,” “our” or “us”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or, if applicable, request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

On or about April 15, 2022, we expect to mail to our stockholders the Notice containing instructions on how to access this proxy statement for the Annual Meeting (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report on Form 10-K”). The Proxy Statement and the Annual Report on Form 10-K can be accessed directly at https://investors.pulmonx.com.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of the proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials or call 888-Proxy-NA (888-776-9962) or 718-921-8562 (for international callers). Please have your proxy card in hand when you access the website or call and follow the instructions provided.

When and where is the Annual Meeting?

Due to the COVID-19 pandemic, the Annual Meeting will be held virtually through a live webcast at https://web.lumiagm.com/283348179 (password pulmonx22) to provide a safe experience for our stockholders and employees. Whether or not you expect to attend the Annual Meeting, please vote as soon as possible by one of the methods described in the proxy materials for the Annual Meeting so that your shares will be represented and voted at the Annual Meeting.

How do I attend the Annual Meeting?

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on the record date, April 11, 2022 (the “Record Date”), or hold a legal proxy provided by your broker, bank or nominee for the Annual Meeting.

If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), then you are a stockholder of record. To attend the Annual Meeting, you will need to visit https://web.lumiagm.com/283348179 (password pulmonx22) and enter the 11-digit control number included in your Notice, proxy card, and the instructions that accompanied the proxy materials.

If, on the Record Date, your shares were held, not in your name, but rather in an account through an intermediary, such as a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name,” and this Proxy Statement and the accompanying materials are being forwarded to you by your broker, bank or other nominee, which is considered to be the stockholder of record with respect to those shares. As a stockholder holding shares in street name, you must register in advance to attend, and to vote during, the Annual Meeting. To register, follow the instructions from your broker, bank, or other nominee included with these proxy materials to obtain a legal proxy or contact your nominee to request a proxy form.

After obtaining a legal proxy from your nominee, you must register to attend the Annual Meeting by submitting your legal proxy, proof of share ownership on the Record Date, and your name and email address to AST to receive a control number that may be used to access and vote your shares on the virtual meeting platform. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on May 23, 2022. Submit your registration request and supporting documentation by email to proxy@astfinancial.com or facsimile to 718-765-8730. Written requests can be mailed to: American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, New York 11219. Stockholders who hold their shares in street name and register to attend the Annual Meeting will receive confirmation of registration by email after AST receives their registration materials. Obtaining a legal proxy may take several days and you are advised to register as far in advance as possible.

Questions may be submitted during the Annual Meeting by accessing the virtual meeting platform at https://web.lumiagm.com/283348179 with your control number and following the instructions to submit a question. During the question and answer session of the Annual Meeting, we will address questions pertinent to meeting matters, subject to time constraints. Questions that are substantially similar may be grouped and answered once to avoid repetition. To allow us to respond to questions in the allotted time, we may limit each stockholders to one question.

We encourage you to access the Annual Meeting before it begins. The Annual Meeting will begin promptly at 8:00 a.m. Pacific Daylight Time, with log-in beginning at 7:00 a.m., on May 26, 2022.

If you have difficulty accessing the Annual Meeting, please call 1-800-937-5449 (U.S.) or 718-921-8124 (international) or by email at help@astfinancial.com on the day of the Annual Meeting. Technicians will be available to assist you.

What if I cannot find my control number?

Please note that if you do not have your control number and you are a registered stockholder, operators at 1-800-937-5449 (U.S.) or 718-921-8124 (international) will be able to provide your control number to you. If you are a beneficial owner, you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting.

Will a list of stockholders as of the Record Date be available?

A list of our stockholders as of April 11, 2022 will be available at our headquarters located at 700 Chesapeake Drive, Redwood City, California 94063 for inspection by stockholders of record for the ten days prior to the Annual Meeting. If you want to inspect the stockholder list, please contact our Secretary at investors@pulmonx.com to schedule an appointment. In addition, a copy of our stockholder list will be available for inspection during the Annual Meeting as a link on the virtual meeting platform.

Who is entitled to vote at the Annual Meeting?

You are entitled to participate in and vote at the Annual Meeting if you were a stockholder of record as of the close of business on the Record Date, April 11, 2022, or hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting.

As of the Record Date, 37,099,824 shares of Pulmonx common stock were outstanding. Holders are entitled to one vote per share.

How can I vote at the Annual Meeting?

If you were a stockholder of record as of the Record Date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website at www.voteproxy.com.

If you are a stockholder of record, you will need to enter the 11-digit control number included in your Notice, proxy card, and the instructions that accompanied the proxy materials. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you must obtain a valid proxy from your broker, bank or other nominee in order to vote at the Annual Meeting. Follow the instructions from your broker, bank, or other nominee included with these proxy materials or contact your nominee to request a proxy form.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting. For information on how to vote prior to the Annual Meeting, see “How can I vote my shares without attending the Annual Meeting?”

How can I vote my shares without attending the Annual Meeting?

You may submit a proxy by telephone, via the Internet or by mail.

•

Submitting a Proxy by Telephone: If you are a stockholder of record, you can submit your proxy by calling the telephone number specified on the proxy card that you received with the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone. If your shares are held in the name of a broker, bank or other nominee, follow the telephone voting instructions, if any, provided on your voting instruction card.

•	Submitting a Proxy via the Internet: You may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

•

Submitting a Proxy by Mail: You can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

By casting your vote in any of the three ways listed above, you are authorizing the individuals named in the proxy to vote your shares in accordance with your instructions. All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board on all matters presented in this Proxy Statement and as they may determine in their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If you attend the Annual Meeting, you may withdraw a prior proxy and vote online during the Annual Meeting if you so choose. For more information on how to revoke a proxy, see “Can I change my vote after submitting my proxy?”

What am I voting on?

There are four matters scheduled for a vote at the Annual Meeting:

•

Proposal No. 1—To elect each of our Board’s two nominees, Richard M. Ferrari and Daniel P. Florin, as a Class II director, to hold office until the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal;

•	Proposal No. 2—To ratify the selection by the Audit Committee of our Board of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

•	Proposal No. 3—To conduct a non-binding advisory vote to approve our executive compensation; and

•	Proposal No. 4—To conduct a non-binding advisory vote on the frequency of future advisory votes to approve our executive compensation.

What if another matter is properly brought before the Annual Meeting?

If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment. As of the date of this Proxy Statement, the Board of Directors did not know of any other business to be presented for consideration at the Annual Meeting.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, via the Internet, by mail or online at the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted as recommended by the Board.

If I am a beneficial owner of shares held in street name and I do not provide my broker, bank or other nominee with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal No. 1, the election of directors, No. 3, the approval, on a non-binding advisory basis, of our executive compensation, and No. 4, approval, on a non-binding advisory basis, of the frequency of future stockholder advisory votes to approve our executive compensation, are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal No. 2, the ratification of an independent registered accounting firm, is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker, bank or other agent in its discretion on Proposal No. 2.

If you a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, (i) for Proposal No. 1 to elect directors, votes “For,” votes “Withhold” and broker non-votes, (ii) with respect to Proposal No. 4, approval, on a non-binding advisory basis, of the frequency of future stockholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years, abstentions and broker non-votes; and (iii) with respect to Proposal No. 2, the ratification of an independent registered accounting firm, and Proposal No. 3, approval, on a non-binding advisory basis, of our executive compensation, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her bank, broker or other nominee holding his or her shares as to how to vote on matters deemed to be “non-routine” under applicable rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal Nos. 1, 3 and 4 are considered to be “non-routine” under applicable rules and we therefore expect broker non-votes to exist in connection with these proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.

What are the voting requirements to elect directors and approve the other proposals described in the Proxy Statement?

The following table summarizes the minimum vote needed to elect directors and approve each of the matters scheduled for vote at the Annual Meeting and the effect of abstentions and broker non-votes.

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the matter; withheld votes will have no effect	Not applicable	No effect

2	Ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	Not applicable(1)

3	Non-binding advisory approval of our executive compensation	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	No effect

4	Non-binding advisory vote on the frequency of stockholder advisory votes to approve our executive compensation	The frequency receiving the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against each of the proposed voting frequencies	No effect

(1)

This proposal is considered to be a “routine” matter under applicable rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee that holds your shares, your broker, bank or other nominee has discretionary authority under applicable rules to vote your shares on this proposal.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all your shares are voted.

Can I change my vote after submitting my proxy?

Stockholders of Record: Shares Registered in Your Name

Yes. Proxies may be revoked at any time before they are exercised at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	sending written notice that you are revoking your proxy to Pulmonx, Attn: Secretary, 700 Chesapeake Drive, Redwood City, California 94063;

•	submitting a proxy on a later date by telephone or Internet (only your last telephone or Internet proxy will be counted) before 11:59 p.m. Eastern Daylight Time on May 25, 2022;

•	timely delivery of a valid, later-dated proxy; or

•	attending the Annual Meeting and voting online. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

For shares held beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or other nominee following the instructions it has provided, or, if you have obtained a legal proxy from your bank, broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting online.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the Record Date, there were 37,099,824 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended report on Form 8-K to disclose the final results.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has eight members. Currently, we have three directors in Class I, two directors in Class II and three directors in Class III, each serving a staggered three-year term. There are two directors in Class II whose term of office expires in 2022, both of whom are standing for election at the Annual Meeting: Richard M. Ferrari and Daniel P. Florin. Mr. Ferrari has served as a member of our Board of Directors since February 2007. Mr. Ferrari was elected to the Board of Directors prior to our initial public offering (“IPO”) pursuant to a voting agreement entered into with certain of our stockholders that terminated upon completion of our IPO on October 5, 2020. Mr. Florin was elected to the Board of Directors in January 2020. If elected at the Annual Meeting, Messrs. Ferrari and Florin would serve until the 2025 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If either of the nominees become unavailable for election as a result of an unexpected occurrence, the Board of Directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors. Messrs. Ferrari and Florin have consented to being named as nominees in this Proxy Statement and have agreed to serve if elected. We have no reason to believe that Messrs. Ferrari or Florin will be unable to serve.

The following is a brief biography of the Class II director nominees standing for election at the Annual Meeting and each of our Class I and Class III directors continuing to serve on the Board of Directors, including their respective ages, as of April 15, 2022. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee, and each current director, should serve as a member of the Board of Directors.

Class II Director Nominees for Election for a Three-year Term Expiring at the 2025 Annual Meeting of Stockholders

Richard M. Ferrari, age 68, has served as a member of our Board since February 2007. Mr. Ferrari is the Co-Founder of De Novo Ventures, a healthcare investment firm dedicated to medical devices and bio-technology, and has served as a Managing Director since 2000. Mr. Ferrari also serves as a faculty member of the Stanford Biodesign Emerging Entrepreneurs Forum, as well as a board member for the Stanford Coulter Foundation for Translational Medicine. From October 1995 to May 1999, Mr. Ferrari co-founded and served as the Chief Executive Officer of CardioThoracic Systems, Inc., a surgery medical technology and device company. From January 1990 to June 1995, Mr. Ferrari served as the CEO of Cardiovascular Imaging Systems, a developer of ultrasound imaging. Mr. Ferrari has served on the board of directors of HeartBeam, Inc. since December 2019 and as Executive Chairman since June 2021. Mr. Ferrari holds a B.S. from Ashland University and an M.B.A. from the University of South Florida.

We believe that Mr. Ferrari is qualified to serve as a member of our Board because of his technical knowledge, extensive leadership experience at medical technology companies and the historical knowledge and continuity he brings to our Board.

Daniel P. Florin, age 58, has served as a member of our Board since January 2020. Mr. Florin has served as Chief Executive Officer of Catholic Charities Diocese of Ford Wayne-South Bend, Indiana since February 2022. From July 2019 to March 2020, Mr. Florin served as Executive Vice President of Zimmer Biomet Holdings Inc., a medical device company. From June 2015 to July 2019, Mr. Florin served as Zimmer Biomet’s Executive Vice President and Chief Financial Officer. From July 2017 to December 2017, Mr. Florin served as Zimmer Biomet’s Interim Chief Executive Officer. From June 2007 to June 2015, Mr. Florin served as Senior Vice President and Chief Financial Officer at Biomet, Inc. (prior to Biomet’s merger with Zimmer). From January 2001 to May 2007, Mr. Florin served as Vice President and Corporate Controller of Boston Scientific Corporation. Mr. Florin has served as a board member at AtriCure, Inc. since December 2019. Mr. Florin holds a B.A. with a concentration in Accounting from the University of Notre Dame and an M.B.A. from Boston University.

We believe that Mr. Florin is qualified to serve as a member of our Board because of his extensive experience in the medical device industry as well as his leadership experience and public company background in accounting and finance.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Class III Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

Dana G. Mead, Jr., age 62, has served as a member of our Board since February 2010 and has served as our Chairman since October 2019. From May 2019 to February 2021, Mr. Mead served as the Chief Executive Officer, President and director of HeartFlow, Inc., a medical technology company. From November 2016 to May 2019, Mr. Mead served as President and Chief Executive Officer of Beaver-Visitec International, Inc., a surgical device developer and manufacturer. From June 2005 to November 2016, Mr. Mead served as a partner at Kleiner Perkins Caufield & Byers, a venture capital investment firm. In addition to serving on our board of directors, Mr. Mead has served on the board of directors of Inari Medical, Inc. since October 2021, the board of directors of Inspire Medical Systems since July 2008 where he serves on its audit committee and the board of directors of Intersect ENT, Inc. since January 2006, where he serves on its compensation committee. Mr. Mead holds a B.A. from Lafayette College and an M.B.A. from the University of Southern California.

We believe that Mr. Mead is qualified to serve as a member of our Board because of his service on other medical technology company boards, his broad experience in the healthcare industry and the historical knowledge and continuity he brings to our Board.

Georgia Garinois-Melenikiotou, age 62, has served as a member of our Board since September 2020. Ms. Garinois-Melenikiotou served as Executive Vice President, Corporate Marketing at The Estée Lauder Companies, a global beauty products company, from January 2015 to July 2020, and as Senior Vice President, Corporate Marketing from April 2010 through December 2014. Prior to The Estée Lauder Companies, Ms. Garinois-Melenikiotou spent 27-years at Johnson & Johnson, a global manufacturer of medical devices, pharmaceutical products and consumer packaged goods, including in several senior leadership positions, most recently as President, Beauty Global Business Unit Strategy and New Growth from 2007 to 2010 and, from 2006 to 2007, as President, Beauty Care, EAME. Ms. Garinois-Melenikiotou currently serves on the boards of directors of Natura & Co Holding S.A., a beauty brand company, since April 2021, Inspire Medical Systems, a medical device company since July 2020, and Almirall, S.A., a Spanish pharmaceutical company since January 2015. Ms. Garinois-Melenikiotou also serves on the board of directors of the Sloan School of Management at M.I.T. Ms. Garinois-Melenikiotou holds a B.S. and an M.S. in Engineering from the National Technical University of Athens and an M.B.A. from the Sloan School of Management at M.I.T.

We believe that Ms. Garinois-Melenikiotou is qualified to serve as a member of our Board because of her experience on public company boards and expertise in global consumer marketing.

Thomas W. Burns, age 61, has served as a member of our Board since September 2020. Since December 2021, Mr. Burns has served as Chairman of the Board and Chief Executive Officer of Glaukos Corporation, a medical technology and pharmaceutical company (“Glaukos”). Mr. Burns has served as Chief Executive Officer and a member of the board of directors of Glaukos since March 2002, and additionally served as President from March 2002 to March 2022. From October 2009 until June 2015, Mr. Burns served as a member and the Chairman of the board of directors of DOSE Medical Corporation, a medical technology company. From March 2010 until June 2015, Mr. Burns served as DOSE Medical Corporation’s Chief Executive Officer and President. From July 2018 until August 2019, Mr. Burns served on the board of directors of Avedro, Inc., prior to its acquisition by Glaukos. Mr. Burns holds a B.A. from Yale University.

We believe that Mr. Burns is qualified to serve as a member of our Board because of his extensive leadership and management experience in the medical technology industry and his experience on private and public company boards.

Class I Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Glendon E. French, age 60, has served as our President, Chief Executive Officer and as a member of our Board since December 2014. From January 2014 to November 2014, Mr. French served as Chief Executive Officer and as a director of ApniCure, a medical device company. From October 2010 to December 2012, Mr. French served as President, Pulmonary Endoscopy for Boston Scientific Corporation, a medical device company. From December 2003 to October 2010, Mr. French served as President and Chief Executive Officer and as a director of Asthmatx, Inc., a medical device company. Mr. French served as the Executive Chairman of the board of directors of Levita Magnetics International Corp., a medical device company, from August 2013 to January 2022. Mr. French holds a B.A. in History from Dartmouth College and an M.B.A. from the Wharton School at the University of Pennsylvania.

We believe that Mr. French is qualified to serve as a member of our Board because of his extensive leadership experience and knowledge of the medical device industry.

Alissa Hsu Lynch, age 54, has served as a member of our Board since July 2021. Since October 2020, Ms. Lynch has served as the Global Lead of MedTech Strategy and Solutions for Google Cloud where she works with Fortune 500 customers to transform healthcare through technology. Previously, Ms. Lynch spent 20 years at Johnson & Johnson working in consumer marketing, strategy, and general management roles, and most recently, from September 2017 through August 2020 served as Vice President, Medical Devices. Before joining Johnson & Johnson Ms. Lynch was a professional modern dancer for six years. Ms. Lynch holds an M.B.A in General Management from Columbia University and an A.B. in English from Princeton University, is a member of the Board of Trustees of American Ballet Theatre, and is a Henry Crown Fellow of The Aspen Institute.

We believe that Ms. Lynch is qualified to serve as a member of our Board because of her experience in consumer marketing and international markets, and executive leadership experience.

Tiffany Sullivan, age 47, has served as a member of our Board since July 2021. Since October 2020, Ms. Sullivan has served as the Senior Vice President and Chief Operating Officer, Physician Services at New York-Presbyterian Hospital. Ms. Sullivan previously served as the Senior Vice President, Clinical Integration and Ambulatory Services at University of Maryland Capital Region Health from January 2018 through October 2020, and as the Vice President, Community and Population Health from January 2016 through December 2017. Ms. Sullivan holds an M.P.H. from the University of South Carolina, Arnold School of Public Health, and B.A. in Biology from Columbia College. Ms. Sullivan has received many honors and awards including the Foster G. McGaw Prize for Excellence in Community Service and the Congressman James E. Clyburn Public Health and Health Disparities Community Leadership Award.

We believe that Ms. Sullivan is qualified to serve as a member of our Board because of her extensive experience in the provider side of the healthcare industry.

Board Diversity

The following Board Diversity Matrix provides the self-identified personal characteristics for our Board:

Board Diversity Matrix (As of April 15, 2022)

Total Number of Directors	8

	Female	Male	Non- Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	5	-	-

Part II: Demographic Background

African American or Black	1	-	-	-

Alaskan Native or Native American	-	-	-	-

Asian	1	-	-	-

Hispanic or Latinx	-	-	-	-

Native Hawaiian or Pacific Islander	-	-	-	-

White	1	5	-	-

Two or More Races or Ethnicities	-	-	-	-

LGBTQ+	-

Did Not Disclose Demographic Background	-

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on the Investors Relations section of our website, www.investors.pulmonx.com, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Nominating and Corporate Governance Committees. We believe that our corporate governance policies and practices, including the substantial percentage of independent directors on our Board and the appointment of an independent Board chair, empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure.

Independence of The Board of Directors

As required under the listing standards of The Nasdaq Stock Market LLC (the “Nasdaq Listing Standards”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq Listing Standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable Nasdaq Listing Standards: Messrs. Burns, Ferrari, Florin, and Mead, Jr. and Mses. Garinois-Melenikiotou, Lynch, and Sullivan. In making this determination, the Board of Directors found that none of these directors, or nominees for director, had a material or other disqualifying relationship with the Company. Our Board determined that Mr. French is not considered independent given his position as our Chief Executive Officer. In addition, our Board previously determined that Staffan Lindstrand, who served as a director during 2021 and did not stand for re-election at our 2021 Annual Meeting of Stockholders, was independent under the Nasdaq Listing Standards.

Board Leadership Structure

Our Board of Directors has an independent chair, Mr. Mead (the “Board Chair”), who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

Our Board of Directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our Board of Directors, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations and the financial condition and performance of the Company. Our Board of Directors focuses its oversight on the most significant risks facing the Company and, on its processes, to identify, prioritize, assess, manage and mitigate those risks. Our Board of Directors and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, cybersecurity, legal and regulatory. Our Board of Directors considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk. While our Board of Directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

The Audit Committee is responsible for overseeing our financial reporting process on behalf of our Board of Directors and reviewing with management and our auditors, as appropriate, our major financial risk exposures as well as risks relating to information security, competition, and regulation. The Compensation Committee is responsible for overseeing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board of Directors. Our Board committees provide regular reports to our Board of Directors.

Board Meetings and Information Regarding Committees of the Board of Directors

Our Board of Directors met five times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the fiscal year ended December 31, 2021 for which he or she was a director or committee member. Directors are encouraged, but not required, to attend each annual meeting of stockholders.

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for each of the Board committees during last fiscal year:

Name	Audit		Compensation		Nominating and Corporate Governance
Thomas W. Burns			X
Richard M. Ferrari			X	*	X
Daniel P. Florin	X	*	X
Georgia Garinois-Melenikiotou	X				X	*
Alissa Hsu Lynch	X
Dana G. Mead, Jr.
Tiffany Sullivan					X
Total meetings in fiscal year 2021	10		7		5

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. The Board has adopted written charters for each of the committees, which are available in the Investors Relations section of our website at https://investors.pulmonx.com.

Audit Committee

Our Board reviews the Nasdaq Listing Standards definition of independence for Audit Committee members on an annual basis and has determined that each of the members of the Audit Committee satisfies the independence requirements of the Nasdaq Listing Standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of the Audit Committee can read and understand fundamental financial statements in accordance with the applicable Nasdaq Listing Standards. In arriving at these determinations, our Board examined each Audit Committee member’s scope of experience and the nature of her or his employment in the corporate finance sector. Our Board has also determined that Mr. Florin qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. Our Board made a qualitative assessment of Mr. Florin’s level of knowledge and experience based on several factors, including his formal education and experience as a chief financial officer for public reporting companies.

The Audit Committee was established by our Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties and responsibilities of the Audit Committee include, among other things:

•	overseeing the Company’s accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of the Company’s financial statements;

•

managing the selection, engagement terms, fees, qualifications, independence, and performance of the registered public accounting firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services;

•	maintaining and fostering an open avenue of communication with the Company’s management, internal audit group (if any such groups have been established) and auditors;

•	reviewing any reports or disclosures required by applicable law and stock exchange listing requirements;

•	overseeing the design, implementation, organization, and performance of the Company’s internal audit function;

•	helping our Board oversee the Company’s legal and regulatory compliance, including risk assessment; and

•	providing regular reports and information to our Board.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Respectfully Submitted,

The Audit Committee of the Board of Directors

Mr. Florin (Chairperson)

Ms. Garinois-Melenikiotou

Ms. Lynch

The Report of the Audit Committee of our Board is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Board reviews the Nasdaq Listing Standards definition of independence for compensation committee members on an annual basis and has determined that each of the members of the Compensation Committee satisfies the independence requirements of the Nasdaq Listing Standards and Rule 10C-1 under the Exchange Act, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code. In arriving at this determination, our Board examined each Compensation Committee member’s scope of experience and the nature of their prior and/or current employment.

The Compensation Committee acts on behalf of our Board to review, oversee (or make recommendation to our Board for approval of) the Company’s compensation strategy, policies, plans and programs, including:

•

reviewing and approving, or recommending that our Board approve, the compensation of our executive officers, including evaluating the performance of our chief executive officer and, with his assistance, that of our other executive officers;

•	reviewing and recommending to our Board the compensation of our directors;

•	reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives;

•	administering our equity awards, pension, and profit sharing plans, bonus plans, benefit plans and other similar programs;

•	adopting, amending, or terminating the Company’s equity awards, pension, and profit sharing plans, bonus plans, benefit plans and other similar programs;

•	reviewing and evaluating with our Board and the Chief Executive Officer the succession plans for the Company’s executive officers;

•

reviewing and discussing with management any conflicts of interest raised by the work of a compensation consultant or advisor hired by the Committee or management and how such conflict is being addressed, and prepare any necessary disclosure in the Company’s annual proxy statement in accordance with applicable law and stock exchange requirements; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Processes and Procedures

The Compensation Committee intends to meet twice a year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management and outside advisors from Aon plc (Aon). The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. If the Committee concludes that it must retain legal, accounting, or other outside advisors (including compensation consultants), it may do so and determine compensation terms for those advisors at the Company’s expense. The Compensation Committee has the authority to require that any of the Company’s personnel or outside advisors attend any meeting of the Compensation Committee or meet with any member of the Compensation Committee or any of its advisors. In addition, the Chairperson of the Compensation Committee has the delegated authority to act on behalf of the Committee in connection with approval of the retention of compensation consultants and outside service providers and advisors (including negotiation and execution of their engagement letters) and as may otherwise be determined by the Compensation Committee. The Compensation Committee also may form and delegate authority to one or more subcommittees consisting of one or more members of the Board (whether or not he, she or they are on the Committee) to the extent allowed under applicable law and stock exchange listing requirements.

The Compensation Committee engaged Aon, to assist the Compensation Committee in developing the Company’s overall executive and employee compensation programs, including base pay, bonus percentage and equity awards. The Compensation Committee analyzed whether the work of Aon as a compensation consultant raised any conflict of interest, taking into consideration the factors set forth in applicable SEC rules and the Nasdaq Listing Standards regarding compensation advisor conflicts of interest and independence. The Compensation Committee concluded, based on its analysis of those factors, that the work of Aon and the individual compensation advisors employed by the firm as a compensation consultant to the Company is free from any conflict of interest.

To assist in determining bonus compensation for 2021 and overall compensation for 2022, Aon and the Compensation Committee reviewed a peer group of publicly traded companies in the life sciences industry at a stage of development, market capitalization and size comparable to the Company. The Compensation Committee believed these companies were generally comparable to the Company and that the Company competed with these companies for talent, including executive talent. In addition to the publicly available information with respect to peer group companies, Aon gathered competitive market data from its 2022 Salary Increase and Turnover Study for the Compensation Committee’s analysis of executive compensation.

For compensation decisions for executives other than the Company’s Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by the Chief Executive Officer. In the case of the Company’s Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee in consultation with Board.

Nominating and Corporate Governance Committee

Our Board has determined that each of the members of the Nominating and Corporate Governance Committee satisfies the independence requirements of the Nasdaq Listing Standards.

The principal duties and responsibilities of the Nominating and Corporate Governance Committee include, among other things:

•	identifying and evaluating candidates, including nomination of incumbent directors for reelection and nominees recommended by stockholders to serve on our Board;

•

overseeing our Board’s committee structure and operations, including evaluating individual directors’ interests, and prospective director independence, experience and the independence and requirements imposed by applicable law and stock exchange listing requirements and recommending to our Board annually the chairmanship and membership of each committee;

•	reviewing the performance of our Board, including (together with such committees) the committees of our Board;

•	instituting plans or programs for the continuing education of directors and orientation of new directors, as the committee deems appropriate;

•	reviewing and assessing the Company’s corporate governance guidelines, and, as appropriate, recommending changes to our Board for its consideration;

•

reviewing the processes and procedures used by the Company to provide information to our Board and its committees and the scope of such information and make recommendations to our Board and management for improvement as appropriate; and

•	periodically review and oversee the Company’s strategy, risks, opportunities, and related public reporting with respect to environmental, social, and governance matters and practices.

Our Board believes that candidates for director should have certain minimum qualifications and our Nominating and Corporate Governance Committee identifies and evaluates candidates consistent with the criteria set forth in our Corporate Governance Guidelines. These minimum qualifications include having the highest personal integrity and ethics, the ability to read and understand basic financial statements, and being older than 21. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity (including diversity of gender, ethnic background and country of origin), age, skills and other factors as it deems appropriate, given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee is responsible for reviewing the appropriate skills and characteristics required of directors and potential director candidates in the context of prevailing business conditions and existing competencies on our Board of Directors, and for making recommendations regarding the size and composition of the Board, with the objective of having a balanced and effective Board that reflects a variety of characteristics, perspectives, skills and professional experience. The Nominating and Corporate Governance Committee’s review and periodic assessments of the characteristics, perspectives, skills and professional experience it seeks in the Board as a whole, and in individual directors, in connection with its review of the Board’s composition, enables it to assess the effectiveness of its goal of achieving a balanced and effective board with diversity.

The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, as well as the overall composition of the Board of the Directors and the desire to add new skill sets and expertise to the Company in light of its recent transition from a private to a public reporting company.

In the case of all director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq Listing Standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Attn: Secretary, 700 Chesapeake Drive, Redwood City, California 94063. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. For information on the requirements governing shareholder nominations for the election of directors, please see “Stockholder Proposals for 2023 Annual Meeting of Stockholders” on page 38.

Stockholder Communications with The Board of Directors

Our Board of Directors believes that stockholders should have an opportunity to communicate with the Board of Directors, and efforts have been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board of Directors or such director c/o Attn: Secretary, 700 Chesapeake Drive, Redwood City, California 94063. The Secretary will review each communication. The Secretary will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication.

Code of Business Conduct and Ethics

The Company has adopted the Pulmonx Code of Business Conduct and Ethics that applies to all officers, directors, and employees. The Code of Business Conduct and Ethics is available in the Investor Relations section of our website at www.investors.pulmonx.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Hedging Policy

Our Insider Trading Policy prohibits officers, directors, employees and designated consultants of the Company and its subsidiaries from purchasing our securities on margin or holding our securities in margin accounts, hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, trading in derivative securities related to our common stock or engaging in short selling of our common stock.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP (“BDO”) currently serves as our independent registered public accounting firm. After consideration of the firm’s qualifications and past performance, the Audit Committee has selected BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2022. BDO has served as our independent registered public accounting firm since 2011.

In accordance with the rules of the SEC and the Audit Committee’s charter, the Audit Committee is directly responsible for the selection, appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO as our independent registered public accounting firm. However, our Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of BDO for ratification by our stockholders as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

The Audit Committee and our Board believe that the continued retention of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2022 to be in the best interests of us and our stockholders. Representatives from BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table represents aggregate fees billed by BDO to us for the fiscal years ended December 31, 2021 and 2020.

	Fiscal Year Ended
	2021	2020
	(in thousands)
Audit Fees(1)	$913	$1,034
Audit-Related Fees	-	-
Tax Fees(2)	120	177
All Other Fees	-	-

Total Fees	$1,033	$1,211

(1)

Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K filed with the SEC, review of our quarterly financial statements presented in our Quarterly Reports on Form 10-Q, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Included in the 2020 Audit Fees is approximately $0.5 million of fees billed in connection with our IPO.

(2)	Tax Fees consisted of fees for professional services rendered for tax compliance, tax advice, and tax planning.

All fees incurred subsequent to our IPO were pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures.

The Audit Committee has procedures in place for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, BDO. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by BDO is compatible with maintaining the principal accountant’s independence.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on a non-binding advisory basis, our executive compensation as disclosed in this Proxy Statement in accordance with SEC rules. As described in further detail under the heading “Executive Compensation—Annual Cash Performance Bonuses,” our executive compensation program is designed to drive and reward performance and align the compensation of our named executive officers (“NEOs”) with the long-term interests of our stockholders. Please read the compensation tables and brief narrative disclosure that follow for additional details about our executive compensation program, including information about the 2021 compensation of our NEOs.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Our Board and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

Accordingly, our Board is asking our stockholders to indicate their support for our executive compensation as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the Company’s executive compensation, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative discussions that accompany the compensation tables.

Because the vote is advisory, it is not binding on us or our Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to our management and our Board and, accordingly, our Board and our Compensation Committee intend to consider the results of this vote in making determinations in the future regarding our executive compensation program.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION.

PROPOSAL NO. 4

NON-BINDING ADVISORY VOTE ON FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on our executive compensation as disclosed in our proxy statement. Accordingly, our Board is requesting stockholders to indicate whether they would prefer a non-binding advisory vote every year, every two years or every three years. For the reasons described below, our Board recommends that our stockholders select a frequency of one year.

After careful consideration, our Board has determined that future non-binding advisory votes on our executive compensation that occur every year is most appropriate for us, and our Board recommends that you vote for a one-year interval for future no-binding advisory votes on executive compensation.

Our Board believes that an annual non-binding advisory vote on our executive compensation will allow our stockholders to provide us with their input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a timely basis. Additionally, an annual non-binding advisory vote on our executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this proposal.

Our Board and our Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, our Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on our Board or us, our Board may decide that it is in the best interests of the stockholders that we hold an advisory vote on our executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of us or our Board.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF “ONE YEAR” WITH RESPECT TO THE FREQUENCY OF FUTURE NON-BINDING ADVISORY STOCKHOLDER VOTES TO APPROVE OUR EXECUTIVE COMPENSATION. STOCKHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE THIS RECOMMENDATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 2, 2022 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

This table is based upon information supplied by officers and directors as well as Schedules 13G or 13D filed with the SEC by beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, we believe that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 37,045,407 shares of our common stock outstanding on March 2, 2022, adjusted as required by rules promulgated by the SEC.

Except as otherwise noted below, the address for persons listed in the table is 700 Chesapeake Drive, Redwood City, California 94063.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Greater Than 5% Stockholders
PRIMECAP Management Company(1)	4,943,891	13.3%
Capital World Investors(2)	2,754,500	7.4%
BlackRock, Inc.(3)	2,718,331	7.3%
The Vanguard Group(4)	2,524,488	6.8%
Deerfield Mgmt, L.P.(5)	2,366,867	6.4%
Champlain Investment Partners, LLC(6)	2,087,145	5.6%
Directors and Named Executive Officers
Glendon E. French(7)	1,222,221	3.3%
Geoffrey Beran Rose(8)	249,025	*
David Lehman(9)	63,560	*
Thomas W. Burns(10)	13,194	*
Richard M. Ferrari(11)	1,267,202	3.4%
Daniel P. Florin(12)	39,205	*
Georgia Garinois-Melenikiotou(13)	39,509	*
Alissa Hsu Lynch	-	*
Dana G. Mead, Jr.(14)	49,085	*
Tiffany Sullivan	-	*
All executive officers and directors as a group (11 persons)	3,180,668	8.5%

*	Less than one percent.
(1)

This information is based solely on a Schedule 13G/A filed with the SEC on February 10, 2022. PRIMECAP Management Company reported sole voting power with respect to 4,623,601 shares of our common stock and sole dispositive power with respect to 4,943,891 shares of our common stock. The principal business address for PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, California 91105.

(2)

This information is based solely on a Schedule 13G filed with the SEC on February 11, 2022. The principal business address for Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

(3)

This information is based solely on a Schedule 13G filed with the SEC on February 4, 2022. BlackRock, Inc. reported sole voting power with respect to 2,699,308 shares of our common stock and 2,718,331 shares of our common stock. The principal business address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)

This information is based solely on a Schedule 13G filed with the SEC on February 10, 2022. The Vanguard Group reported shared voting power with respect to 49,234 shares of our common stock, sole dispositive power with respect to 2,454,897 shares of our common stock and shared dispositive power with respect to 69,591 shares of our common stock. The principal business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)

This information is based solely on a reporting person’s Schedule 13G/A filed with the SEC on February 11, 2022. Deerfield Mgmt, L.P. and affiliated persons reported shared voting and dispositive power with respect to 2,366,867 shares of our common stock. The principal business address for Deerfield Mgmt, L.P. is 345 Park Avenue South, 12th Floor, New York, New York 10010.

(6)

This information is based solely on a Schedule 13G filed with the SEC on February 11, 2022. Champlain Investment Partners, LLC reported sole voting power with respect to 1,630,085 shares of our common stock and sole dispositive power with respect to 2,087,145 shares of our common stock. The principal business address for Champlain Investment Partners, LLC is 180 Battery St., Burlington, Vermont 05401.

(7)

Represents (a) 1,025,767 shares held by Mr. French, (b) 185,692 shares issuable pursuant to immediately exercisable options and (c) 10,762 shares issuable following the exercise of options that are scheduled to vest within 60 days of March 2, 2022.

(8)

Represents (a) 109,402 shares held by Mr. Rose, (b) 135,099 shares issuable pursuant to immediately exercisable options and (c) 4,524 shares issuable following the exercise of options that are scheduled to vest within 60 days of March 2, 2022.

(9)

Represents (a) 2,076 shares held by Mr. Lehman, (b) 51,751 shares issuable pursuant to immediately exercisable options and (c) 9,733 shares issuable following the exercise of options that are scheduled to vest within 60 days of March 2, 2022.

(10)

Represents (a) for Mr.Burns, 11,805 shares issuable pursuant to immediately exercisable options and (b) 1,389 shares issuable following the exercise of options that are scheduled to vest within 60 days of March 2, 2022.

(11)

Represents (a) 16,187 shares held by Mr. Ferrari, (b) 17,305 shares issuable pursuant to immediately exercisable options, (c) 1,389 shares issuable following the exercise of options that are scheduled to vest within 60 days of March 2, 2022, 2021 and (d) 1,232,321 shares held by the De Novo Ventures III Liquidating Trust (“De Novo”). The trustees of De Novo are Fred Dotzler, Richard M. Ferrari, Joseph Mandato and Jay Watkins. These trustees exercise shared voting and dispositive control over the shares held by De Novo. The address for De Novo is PO Box 2160, Saratoga, California 95070.

(12)

Represents (a) 4,722 shares held by Mr. Florin, (b) 15,789 shares held by the Kelly A Florin Trust, (b) 17,305 shares issuable to Mr. Florin pursuant to immediately exercisable options and (c) 1,389 shares issuable following the exercise of options that are scheduled to vest within 60 days of March 2, 2022.

(13)

Represents (a) 26,315 shares held by Ms. Garinois-Melenikiotou, (b) 11,805 shares issuable pursuant to immediately exercisable options and (c) 1,389 shares issuable following the exercise of options that are scheduled to vest within 60 days of March 2, 2022.

(14)

Represents (a) 26,315 shares held by Mr. Mead, (b) 4,076 shares held by Dana G. Mead, Jr. And D’Arcy Gage Mead, or Their Successors, as Trustees of The Mead Family Trust Created Uta Dated August 4, 1998, as Amended, (c) 17,305 shares issuable pursuant to immediately exercisable options and (c) 1,389 shares issuable following the exercise of options that are scheduled to vest within 60 days of March 2, 2022.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all

Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with except (i) a Form 4, in each case, covering two transactions, was filed late on behalf of Messrs. Sung, Rose, Lehman and French, and in each case, each transaction was reported on a Form 4 filed on June 11, 2021, (ii) a Form 4, in each case, covering one transaction, was filed late on behalf of Messrs. Mead, Florin, Ferrari, and Burns, and Ms. Garinois-Melenikiotou, and in each case, each transaction was reported on a Form 4 filed on June 11, 2021, (iii) a Form 5 was filed late on behalf of Mr. Rose related to a stock option exercise for shares of our common stock, and such transaction was reported on a Form 5 that was filed on April 8, 2021, (iv) Mr. French filed two amended Forms 4 on December 3, 2021 to report stock option exercises for shares of our common stock, and (v) Mr. Rose filed an amended Form 4 on April 7, 2021 to include a sale of shares of our common stock.

INFORMATION REGARDING EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 15, 2022:

Name	Age	Position
Glendon E. French(1)	60	Chief Executive Officer and Director
Derrick Sung, Ph.D.	49	Chief Financial Officer
David Lehman	61	General Counsel
Geoffrey Beran Rose	48	Chief Commercial Officer

(1)	Please see “Class I Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders” for Mr. French’s biography.

Derrick Sung, Ph.D. has served as our Chief Financial Officer since May 2019. From May 2015 to May 2019, Dr. Sung served as the Executive Vice President of Strategy and Corporate Development for iRhythm Technologies, Inc., a digital healthcare and medical technology company. From February 2008 to April 2015, Dr. Sung was the senior equity research analyst covering the medical devices sector for Sanford C. Bernstein & Co., LLC, a subsidiary of AllianceBernstein L.P. From 2004 to 2008, he served as Director of Marketing and Business Development in the Neuromodulation division of Boston Scientific Corporation. From 2000 to 2004, Dr. Sung was a management consultant at The Boston Consulting Group, a business consulting firm. Dr. Sung holds a Ph.D. in Bioengineering from U.C. San Diego, an M.B.A. from San Diego State University and a B.S. in Mechanical Engineering from Stanford University.

David Lehman has served as our General Counsel since October 2020. From November 2019 to October 2020, Mr. Lehman served as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, and from February 2016 to November 2019 as General Counsel and Secretary at Intersect ENT, Inc., an ENT-focused medical technology company. From May 2003 to October 2015, Mr. Lehman was at Thoratec Corporation, a cardiology medical technology company, most recently as Senior Vice President, General Counsel and Secretary. Mr. Lehman holds a B.A. from The University of California, San Diego and a J.D. from Cornell Law School.

Geoffrey Beran Rose has served as our Chief Commercial Officer since January 2020. From December 2014 to January 2020, Mr. Rose served as our Vice President, Marketing and Business Development. From August 2013 to December 2014, Mr. Rose served as Global Group Marketing Director for Boston Scientific Corporation. From August 2006 to August 2013, Mr. Rose served as a director of strategy within research and development and clinical organizations of Boston Scientific Corporation. Mr. Rose holds a B.A. from Yale University and an M.B.A. from the MIT Sloan School of Management.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal years ended 2021 and 2020, compensation awarded to or paid to, or earned by, the Company’s Chief Executive Officer and each of our two other most highly compensated executive officers at December 31, 2021.

Summary Compensation Table for Fiscal 2021

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Glendon E. French	2021	550,000		-		1,979,040	1,933,873	348,151	1,430	(4)	4,812,494
Chief Executive Officer	2020	442,803		-		-	2,746,612	183,355	666		3,373,436

David Lehman	2021	412,000		-		763,840	744,084	156,478	666		2,077,068
General Counsel	2020	96,970	(5)	50,000	(6)	-	1,217,707	-	111		1,364,788

Geoffrey Beran Rose	2021	380,000		-		763,840	744,084	144,324	666		2,032,914
Chief Commercial Officer	2020	314,718		-		-	426,365	76,132	666		817,881

(1)

These columns reflect the aggregate grant date fair value of restricted stock unit and option awards without regard to forfeitures granted during the year measured pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements in our Annual Report on Form 10-K.

(2)

Represents annual performance-based cash bonuses earned based on the achievement of certain corporate performance objectives. The 2021 and 2020 performance-based cash bonuses were paid in March 2022 and 2021, respectively.

(3)	Unless otherwise noted below, amounts reported represent life insurance premiums paid by us on behalf of the NEOs.
(4)	Consists of (a) $666 in life insurance premiums paid by us on behalf of Mr. French and (b) a tax gross-up payment of $764 in respect of an anniversary award.
(5)	Represents pro-rata base salary received in connection with his commencement of employment in September 2020.
(6)	Represents a bonus earned in connection with his commencement of employment in September 2020, paid in March 2021.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2021. For a description of vesting accelerations applicable to stock options held by our NEOs, see the section below titled “—Severance and Change in Control Plan.”

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

	Option Awards							Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Exercisable Options		Number of Securities Underlying Unexercisable Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested(8)	Market Value of Shares or Units of Stock that Have not Vested ($)
Glendon E. French	8/28/2020	8/28/2020	166,249	(1)(2)	-	2.20	8/28/2030	-	-
	6/01/2021	06/01/2021	12,962	(3)	90,738	43.40	5/31/2031	39,900	1,279,593
David Lehman	9/30/2020	9/30/2020	39,062	(4)	85,938	19.00	9/29/2030	-	-
	6/01/2021	6/01/2021	4,987	(3)	34,913	43.40	5/31/2031	15,400	493,878
Geoffrey Beran Rose	10/21/2019	10/2/2019	47,619	(5)(2)	-	2.10	10/21/2029	-	-
	6/25/2020	2/4/2020	50,000	(6)(2)	-	1.40	6/25/2030	-	-
	8/28/2020	8/28/2020	29,999	(7)(2)	-	2.20	8/28/2030	-	-
	6/01/2021	6/01/2021	4,987	(3)	34,913	43.40	5/31/2031	15,400	493,878

(1)	This option vests as to 1/48 of the shares in monthly installments measured from the Vesting Commencement Date. As of December 31, 2021, 26,250 of the shares are vested.
(2)

This option is early exercisable and to the extent any of such shares are unvested as of a given date, any purchased shares will remain subject to a right of repurchase by the Company upon the termination of the service of the NEO.

(3)	This option vests as to 1/48 of the shares in monthly installments measured from the Vesting Commencement Date.
(4)	Twenty-five percent of the shares subject to the option vest on the first anniversary of the Vesting Commencement Date, and the remainder vests in 36 equal monthly installments thereafter.
(5)	This option vests as to 1/48 of the shares in monthly installments measured from the Vesting Commencement Date. As of December 31, 2021, 23,969 of the shares are vested.
(6)	This option vests as to 1/48 of the shares in monthly installments measured from the Vesting Commencement Date. As of December 31, 2021, 22,916 of the shares are vested.
(7)	This option vests as to 1/48 of the shares in monthly installments measured from the Vesting Commencement Date. As of December 31, 2021, 10,000 of the shares are vested.
(8)	The restricted stock unit awards reflected in this column vest over four years in quarterly installments measured from the date of grant.

Employment, Severance, and Change in Control Agreements

Below is a description of our employment agreement with Mr. French and letter agreements with Messrs. Rose and Lehman, respectively. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our NEOs, see the section below titled “—Severance and Change in Control Plan.”

Employment Agreement with Mr. French

We entered into an employment agreement with Mr. French in December 2014 that sets forth, among other things, an annual base salary and participation in a subsequently approved annual bonus program at 40% of base salary, payable based on the achievement of performance goals as established by our Board of Directors or Compensation Committee. Effective upon the closing of our IPO, on October 5, 2020, Mr. French’s target annual bonus was increased to 75% of base salary. Mr. French’s annual base salary was increased to $550,000, effective January 2021. Mr. French’s annual base salary was most recently increased to $569,000, effective January 2022. The employment agreement also provides for certain option awards, each of which has previously been granted and is described in more detail above in the chart entitled “Outstanding Equity Awards as of December 31, 2021.”

Offer Letter with Mr. Lehman

We entered into an offer letter with Mr. Lehman in September 2020. The letter sets forth, among other things, an annual base salary and a target bonus of 45% of base salary, payable based on the achievement of performance goals as established by our Board of Directors or Compensation Committee, and a one-time bonus of $50,000 for 2020, which was paid in March 2021. Mr. Lehman’s annual base salary was increased to $412,000, effective January 2021. Mr. Lehman’s annual base salary was most recently increased to $426,000, effective January 2022.

Offer Letter with Mr. Rose

We entered into an offer letter with Mr. Rose in December 2014 that sets forth, among other things, an annual base salary and participation in a subsequently approved annual bonus program at 25% of base salary, payable based on the achievement of performance goals as established by our Board of Directors or Compensation Committee. Effective upon the closing of our IPO on October 5, 2020, Mr. Rose’s target annual bonus was increased to 45% of base salary. Mr. Rose’s annual base salary was increased to $380,000, effective January 2021. Mr. Rose’s annual base salary was most recently increased to $417,000, effective January 2022. The letter also provides for certain option awards, each of which has previously been granted and is described in more detail above in the chart entitled “Outstanding Equity Awards as of December 31, 2021.”

Severance and Change in Control Plan

In September 2020, we adopted a Severance and Change in Control Plan (“CIC Plan”) that provides severance and change in control benefits to each of our executive officers, including our NEOs, and certain other participants, under the conditions described below.

Pursuant to the terms of the CIC Plan, upon a termination other than for “cause,” death, or “disability,” or upon a resignation for “good reason” (each as defined in the CIC Plan, and collectively, a qualifying termination), in each case that occurs during the period beginning commencing on a “change in control” (as defined in the CIC Plan) and ending 12 months following such change in control, the participant will be entitled to receive (i) a cash payment equal to 18 months of base salary, in the case of the CEO, or 12 months of base salary, in the case of other executive officers; (ii) a cash payment equal to the participant’s target annual bonus; (iii) reimbursement of COBRA premiums for the duration of the severance period; and (iv) acceleration of vesting (and, if applicable, exercisability) of 100% of then-unvested time-based equity awards held by such employee. Upon a qualifying termination that does not occur in connection with a change of control, the participant will be entitled to receive (i) cash payments equal to 12 months of base salary, in the case of the CEO, and nine months of base salary, in the case of other executive officers; and (ii) reimbursement of COBRA premiums for the duration of the severance period. All benefits under the CIC Plan are subject to the participant signing a general release of claims.

Annual Cash Performance Bonuses

In addition to base salaries, our NEOs are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined performance goals and to reward our executives for individual contributions towards such goals. The performance-based cash bonus each executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our Board of Directors or the Compensation Committee establishes at the beginning of each year.

Bonuses are set based on a percentage of the executive’s base salary and are expected to be paid annually in the first quarter of the year following the performance year. The 2021 target bonus levels for our NEOs were as follows: 75% for our Chief Executive Officer and 45% for our General Counsel and Chief Commercial Officer, respectively. All final bonus payments to our executive officers are determined by the Compensation Committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on the achievement of corporate objectives and individual performance and may also vary based on other qualitative and quantitative factors at the discretion of the Compensation Committee.

On January 20, 2021, the Compensation Committee, in consultation with the Board, established the corporate performance target to include a revenue target representing 60% of the total target, and various market expansion and related commercial goals, representing 40% of the total target. On February 2, 2022 the Compensation Committee determined the corporate achievement for 2021. In doing so, the Compensation Committee took into consideration the Company’s 2021 revenue performance of $48.4 million, resulting in an achievement of 54.4% of the revenue target, and determined that the market expansion and related commercial goals were achieved at a 30% level, which took into account the adjustment of the timing of a regulatory goal in a foreign market, which was determined to be in the best interests of the project, resulting in a 2021 bonus plan achievement of 84.4% of the corporate performance target. The Compensation Committee made such a determination giving consideration to the extraordinary circumstances presented by the COVID-19 pandemic during 2021 and the associated impact on our therapies and products, the health care industry, and the global financial markets.

The 2021 corporate achievement level was then used to determine the bonuses of our NEOs. Annual bonus amounts paid to our NEOs for 2021 and 2020 are set forth above in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table for 2021.”

Employee Benefit Plans

Our NEOs participate in our health and welfare plans on the same basis as other employees.

Our NEOs are also eligible to participate in our 401(k) plan on the same basis as other employees. Eligible employees may defer compensation pursuant to the terms of the 401(k) plan up to certain limits imposed by the Internal Revenue Code of 1986, as amended (“Code”). We may make matching and discretionary contributions to the 401(k) plan but have not done so to date. Employees are immediately and fully vested in their own contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code.

Equity Compensation Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, directors, and consultants with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, directors, and consultants, and encourages them to devote their best efforts to our business and financial success.

We currently maintain four equity compensation plans: our Amended and Restated 2010 Stock Plan (the “2010 Plan”), our 2020 Stock Plan (the “2020 Stock Plan”), our 2020 Equity Incentive Plan (the “2020 Plan”), and our 2020 Employee Stock Purchase Plan (the “2020 ESPP”), which have all been approved by stockholders. The 2010 Plan expired in February 2020 and the 2020 Stock Plan terminated in September 2020 in connection with our IPO. Following our IPO, we have only granted stock options, restricted stock units, and issued shares of our common stock pursuant to the 2020 Plan and the 2020 ESPP, and no additional issuances, grants or awards will be made pursuant to the 2010 Plan and 2020 Stock Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all our equity compensation plans in effect as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2020 Equity Incentive Plan(1)	1,215,953	$33.62	3,751,115
2020 Stock Plan	770,482	$2.07	-
2010 Stock Plan	601,124	$2.05	-
2020 Employee Stock Purchase Plan(1)	932,458		-
Equity compensation plans not approved by security holders	-	-	-

Total	3,520,017		-

(1)

The number of shares remaining available for future issuance under the 2020 Plan automatically increases on January 1st each year, through and including January 1, 2030, in an amount equal to 4% of the total number of shares of our capital stock outstanding on the last day of the preceding fiscal year, or a lesser number of shares as determined by the Board of Directors. On January 1, 2022, the number of shares available for issuance under the 2020 Plan automatically increased by 1,477,270 shares. The number of shares remaining available for future issuance under the 2020 ESPP automatically increases on January 1st of each year through and including January 1, 2030, in an amount equal to the lesser (1) 1% of the total number of shares of our common stock outstanding on December 31 of the immediately preceding year, and (2) 1,300,000 shares, except before the date of any such increase, our Board of Directors may determine that such increase will be less than the amount set forth in (i) and (ii) above.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

The following table sets forth information regarding the compensation earned for service on our Board of Directors during the year ended December 31, 2021 of all non-employee directors. Glendon E. French, our Chief Executive Officer, is also a member of our Board of Directors but did not receive any additional compensation for service as a director. Mr. French’s compensation as an executive officer is set forth above in the section titled “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Thomas W. Burns	$49,682	$121,954	$171,636
Richard M. Ferrari	60,000	121,954	181,954
Daniel P. Florin	67,500	121,954	189,454
Georgia Garinois-Melenikiotou	55,000	121,954	176,954
Alissa Hsu Lynch	21,212	183,386	204,598
Staffan Lindstrand(2)	19,368	-	19,368
Dana G. Mead, Jr.	84,750	121,954	206,704
Tiffany Sullivan	19,091	183,386	202,477

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each restricted stock unit granted in 2021, computed in accordance with the provisions of FASB ASC Topic 718. Methodology used in the calculation of these amounts are included in Note 10 to our consolidated financial statements in our Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Mr. Lindstrand resigned as a member of our Board in May 2021.

We currently reimburse our directors for their reasonable out-of-pocket expenses in connection with attending Board of Directors and Board committee meetings. From time to time, we have granted stock options and restricted stock unit awards to certain of our non-employee directors as compensation for their services.

In June 2021, our Board approved restricted stock unit awards for 2,810 shares of common stock to each of Messrs. Burns, Ferrari, Florin, and Mead and Ms. Garinois-Melenikiotou, effective June 1, 2021. All of the restricted stock units will vest on the one-year anniversary of the date of grant. Such restricted stock units are otherwise subject to the terms of the 2020 Plan and our standard form of restricted stock unit award agreement.

In July 2021, our Board approved restricted stock unit awards exercisable for 4,610 shares of common stock to each of Mses. Lynch and Sullivan, respectively, effective September 1, 2021. One-third of the restricted stock units will vest on each of the three succeeding one-year anniversaries of the date of grant on the same day of the month as the grant date, subject to the non-employee director’s continuous service through each vesting date. Such restricted stock units are otherwise subject to the terms of the 2020 Plan and our standard form of restricted stock unit award agreement.

Non-Employee Director Compensation Policy

Our non-employee directors are eligible to receive equity and cash compensation for service on our Board and Board committees pursuant to our non-employee director compensation policy (the “Non-Employee Director Compensation Policy”) as described below.

Equity Compensation

Equity awards are granted under the 2020 Plan or any successor equity incentive plan. All stock options granted under the Non-Employee Director Compensation Policy will be nonstatutory stock options, with a term of ten years from the date of grant (subject to earlier termination upon a termination of the non-employee director’s continuous service) and an exercise price per share equal to 100% of the fair market value of a share of our common stock on the date of grant. Equity awards are granted on the first trading day of the third month of each calendar quarter (the “Quarterly Granting Date”).

Initial Equity Grant. Each non-employee director who is elected or appointed to our Board of Directors for the first time on or after the effective date of the Non-Employee Director Compensation Policy will be granted, at the discretion of the Board, either, or a combination of (i) an option to purchase a number of shares of our common stock (the “Initial Stock Option Grant”) or (ii) restricted stock units (the “Initial RSU Grant”) with an aggregate value of $180,000 (based on the Black-Scholes pricing method) on the Quarterly Granting Date immediately following his or her initial election or appointment to our Board of Directors and a per-share exercise price based on the closing price of our common stock on Nasdaq on the date of grant (the “Initial Equity Grant”). In the case of the Initial Stock Option Grant, one-thirty-sixth of the shares will vest on the one-month anniversary of the date of grant and each month thereafter on the same day of the month as the grant date (and if there is no corresponding day, on the last day of the month), subject to the non-employee director’s continuous service through each vesting date. In the case of the Initial RSU Grant, one-third of the restricted stock units will vest on each of the three succeeding one-year anniversaries of the date of grant on the same day of the month as the grant date, subject to the non-employee director’s continuous service through each vesting date.

Annual Equity Grant. With respect to each annual meeting following the applicable non-employee director’s Initial Equity Grant, each person who continues to serve as a non-employee director following such annual meeting, and who has been in continuous service as a non-employee director for at least six months as of such date, will be granted, at the discretion of the Board, either, or a combination of (i) an option to purchase a number of shares of our common stock (the “Annual Stock Option Grant”) or (ii) restricted stock units (the “Annual RSU Grant”) with an aggregate value of $120,000 (based on the Black-Scholes pricing method) on the Quarterly Granting Date immediately following the date of such meeting and a per-share exercise price based on the closing price of our common stock on Nasdaq on the date of grant. In the case of the Annual Stock Option Grant, one-twelfth of the shares will vest on the one-month anniversary of the date of grant and each month thereafter on the same day of the month as the grant date (and if there is no corresponding day, on the last day of the month), subject to the non-employee director’s continuous service through each vesting date. In the case of the Annual RSU Grant, all of the restricted stock units will vest on the one-year anniversary of the date of grant, subject to the Non-Employee Director’s Continuous Service through such vesting date.

Change in Control. Notwithstanding the above, for each non-employee director who remains in continuous service until immediately prior to the closing of a change in control, any unvested shares subject to his or her then-outstanding equity awards will become fully vested and exercisable immediately prior to the closing of such change in control.

Cash Compensation

Each non-employee director will receive an annual service retainer of $40,000 in cash for serving on our Board of Directors. A non-employee director who serves as a non-executive chairperson of our Board of Directors will receive an additional annual cash service retainer of $35,000 for serving in that role.

The chairperson and other members of the three standing committees of our Board of Directors will be entitled to the following additional annual cash retainers:

Board Committee	Chairperson	Other Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$10,000	$5,000

All annual cash retainers will be payable in equal quarterly installments, in arrears, no later than 30 days following the end of each quarter in which the service on our Board of Directors occurs, prorated for any partial quarter of service (based on the number of days served in the applicable position divided by the total number of days in the quarter). All annual cash retainers will be vested upon payment.

Expenses

We will also reimburse each non-employee director for all ordinary, necessary, and reasonable out-of-pocket travel expenses incurred by the non-employee director in attending in person and participating in meetings of our Board or any committee thereof and any meetings of our stockholders, provided the non-employee director timely submits appropriate documentation substantiating such expenses in accordance with our travel and expense policy, as in effect from time to time.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Certain Related-Person Transactions

The following is a summary of certain relationships and transactions, including transactions since January 1, 2020 and any currently proposed transactions, to which we were or are to be a participant, in which (1) the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets for the last two completed fiscal years, and (2) any of our directors, executive officers or holders of more than 5% of any class of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation” in this Proxy Statement.

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or received, as applicable, in arm’s-length transactions.

Series F-1 Preferred Stock Financing

In May 2016, we issued and sold 1,515,151 shares of our Series F-1 preferred stock to Boston Scientific Corporation (“BSC”) at a price of $13.20 per share for aggregate gross proceeds of approximately $20.0 million. In January 2017, we issued and sold 757,575 shares of our Series F-1 preferred stock to BSC at a price of $13.20 per share for aggregate gross proceeds of approximately $10.0 million. Each share of Series F-1 preferred stock automatically converted into one share of our common stock upon the closing of our IPO on October 5, 2020.

Series G-1 Preferred Stock Financing

In April 2019, we issued and sold an aggregate of 4,934,231 shares of our Series G-1 preferred stock at a price of $13.20 per share for aggregate gross proceeds of $65.1 million, including the conversion of $25.1 million of outstanding indebtedness under the Second Lien Loan and Security Agreement with BSC (the “BSC Agreement”). The following table summarizes the participation in the foregoing transactions by our directors, executive officers and holders of more than 5% of any class of our capital stock as of the date of such transactions:

Related Party	Shares of Series G-1 Preferred Stock	Aggregate Purchase Price
Entities affiliated with Ally Bridge Group	1,136,363	$15,000,000
Entities affiliated with LVP Life Science Ventures III, L.P.	228,989	$3,022,679
Montreux Growth Partners II, L.P.	226,345	$2,987,758
Boston Scientific Corporation	2,081,909	$27,481,213

Loan and Security Agreement with BSC

From May 2017 until January 2020, we were party to the BSC Agreement, which provided us with the ability to borrow up to $30.0 million in term loans. The BSC Agreement included a fixed interest rate of 8.96% and included customary representations and warranties, restrictive covenants, events of default and other customary terms and conditions. The BSC Agreement provided for principal and accrued interest on the loans to convert into our stock at BSC’s option upon completion by us of any Qualified Equity or Debt Financing, or the occurrence of any Change of Control or Liquidation (each term as defined in the BSC Agreement).

We borrowed $6.0 million in 2017, $12.0 million in 2018 and $6.0 million in January 2019 under the BSC Agreement. Amortization of the issuance costs are calculated using the effective interest rate method over the term of the note and recorded as a non-cash interest expense. In 2018, we recorded interest expense of $0.8 million.

In April 2019, all outstanding indebtedness and accrued interest under the BSC Agreement converted into shares of our Series G-1 preferred stock. At December 31, 2019, we retained the ability to draw up to an additional $6.0 million under the BSC Agreement until the maturity date in May 2022. We terminated the BSC Agreement in January 2020, which terminated all of our obligations under the BSC Agreement except the indemnity obligation thereunder, which by their terms survive the facility.

2020 Convertible Note Financing

In April 2020, we entered into a convertible promissory note purchase agreement with certain new and existing investors, pursuant to which we issued $33.0 million aggregate principal amount of convertible promissory notes, or the 2020 Notes. The 2020 Notes accrued interest at a rate equal to 2.0% above the Wall Street Journal Prime Rate. Upon the closing of our IPO on October 5, 2020, the 2020 Notes, including accrued interest thereon, automatically converted into 2,561,484 shares of common stock at a price per share of $13.20.

The following table summarizes the participation in the foregoing transactions by our directors, executive officers, and holders of more than 5% of any class of our capital stock as of the date of such transactions:

Related Party	Aggregate Principal Amount of the 2020 Notes
Entities affiliated with Ally Bridge Group	$10,500,000
Entities affiliated with LVP Life Science Ventures III, L.P.	$1,500,000

Investor Rights, Voting and Co-Sale Agreements

In connection with our preferred stock financings, we entered into investor rights, voting, and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights, and rights of first refusal, among other things, with certain holders of our preferred stock and certain holders of our common stock, including entities affiliated with De Novo Ventures, an entity affiliated with Mr. Ferrari, entities affiliated with KPCB Holdings, Inc., an entity affiliated with Mr. Mead, entities affiliated with Montreux Equity Partners, an entity affiliated with Dr. Michael Matly, a former member of our Board of Directors, entities affiliated with Latterell Venture Partners, an entity affiliated with Stephen Salmon, a former member of our Board of Directors, entities affiliated with HealthCap V L.P., an entity affiliated with Mr. Lindstrand, a former member of our Board of Directors, and entities affiliated with Ally Bridge Group, an entity affiliated with Mr. Chon, a former member of our Board of Directors. These stockholder agreements terminated upon the closing of our IPO on October 5, 2020, except for the registration rights granted under our investor rights agreement.

Indemnification

The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Related-Person Transactions Policy and Procedures

In September 2020, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

Submission of Stockholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement

Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2023 Annual Meeting of Stockholders must be received by the Company no later than December 16, 2022 and must comply with the other proxy solicitation rules promulgated by the SEC and with the procedures set forth in the Amended and Restated Bylaws. Proposals should be sent to the Secretary of Pulmonx, 700 Chesapeake Drive, Redwood City, California 94063. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2023 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the 2023 Annual Meeting of Stockholders outside the processes of Rule 14a-8 under the Exchange Act and therefore will not be included in the proxy statement for such meeting must timely deliver a written notice in accordance with the requirements, including eligibility and information required in such notice, set forth in our Amended and Restated Bylaws. To be timely, such written notice must be received by the Secretary of Pulmonx, 700 Chesapeake Drive, Redwood City, California 94063, not later than the close of business on February 25, 2023, nor earlier than the close of business on January 26, 2023. In the event that next year’s annual meeting is not scheduled to occur within 30 days of May 26, 2023 (the anniversary of the Annual Meeting), the written notice must be received (i) not earlier than the close of business on the 120th day prior to such annual meeting and (ii) not later than the close of business on the later of the 90th day prior to such annual meeting or, if later than the 90th day prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.

HOUSEHOLDING OF PROXY MATERIALS

In order to reduce the environmental impact of our annual meetings and reduce our printing and mailing costs, we try to deliver only one Notice or, if applicable, one Annual Report on Form 10-K and one Proxy Statement to multiple stockholders sharing a mailing address. This procedure, called “householding,” will not be used if we receive contrary instructions from one or more of the stockholders sharing a mailing address. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if you requested printed versions by mail, this Proxy Statement and Annual Report on Form 10-K, to any stockholder that elects not to participate in householding.

To receive, free of charge, a separate copy of the Notice and, if you requested printed versions by mail, this Proxy Statement and Annual Report on Form 10-K, or separate copies of any future notice, proxy statement, or annual report on Form 10-K, you may write or call us at the following mailing address, phone number, or email address:

Investor Relations at Pulmonx Corporation

700 Chesapeake Drive

Redwood City

California 94063

Phone: 650-364-0400

Email: investors@pulmonx.com

If you are receiving more than one copy of the proxy materials at a single mailing address and would like to participate in householding, please contact the bank, broker, or other nominee that holds your shares to request information about eliminating duplicate mailings.

OTHER MATTERS

Our financial statements for the year ended December 31, 2021 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement. Our Annual Report on Form 10-K and this Proxy Statement are posted on our website at https://investors.pulmonx.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report on Form 10-K without charge by sending a written request to Investor Relations, Pulmonx Corporation, 700 Chesapeake Drive, Redwood City, California 94063.

*        *        *

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ David Lehman

David Lehman
Secretary

April 15, 2022

ANNUAL MEETING OF STOCKHOLDERS OF PULMONX CORPORATION May 26, 2022 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year on May 26, 2022 at 8:00 a.m., Pacific Daylight Time. To attend the meeting via the Internet, please visit https://web.lumiagm.com/283348179 (password: pulmonx22) and be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/23733/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230304000000001000 5 052622 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND FOR “1 YEAR” ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE (x) 1. Election of Directors: NOMINEES: [    ] FOR ALL NOMINEES Richard M. Ferrari Class II director Daniel P. Florin Class II director [    ] WITHHOLD AUTHORITY FOR ALL NOMINEES [    ] FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. To ratify the selection by the Audit Committee of our Board of Directors of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. FOR [    ] AGAINST [    ] ABSTAIN [    ] 3. To conduct a non-binding advisory vote to approve our executive compensation. FOR [    ] AGAINST (    ) ABSTAIN [    ] 4. To conduct a non-binding advisory vote on the frequency of future advisory votes to approve our executive compensation 1 YEAR [    ] 2 YEAR [    ] 3 YEAR [    ] ABSTAIN [    ] In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES on Proposal 1, FOR Proposals 2 and 3 and for 1 YEAR on Proposal 4. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PULMONX CORPORATION Proxy for Annual Meeting of Stockholders on May 26, 2022 Solicited on Behalf of the Board of Directors The undersigned hereby appoints David Lehman and Derrick Sung, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Pulmonx Corporation held of record by the undersigned as of April 11, 2022, at the 2022 Annual Meeting of Stockholders to be held on May 26, 2022, beginning at 8:00 a.m., Pacific Daylight Time, at https://web.lumiagm.com/283348179, and in their discretion, upon any business that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment. If no other indication is made on the reverse side of this form, the proxies shall vote FOR ALL NOMINEES on Proposal 1, FOR Proposals 2 and 3 and for 1 YEAR on Proposal 4. This proxy may be revoked at any time prior to the timing voting is declared closed by giving the Secretary of Pulmonx Corporation written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting. (Continued and to be signed on the reverse side) 1.1 14475